Exhibit 99.1

FOR IMMEDIATE RELEASE

Successful Completion of Merger Creating Core Natural Resources

CANONSBURG, Pa., January 14, 2025 – Core Natural Resources, Inc. (“Core” or the “Company”) today announced the successful completion of the merger of equals between CONSOL Energy Inc. (“CONSOL”) and Arch Resources, Inc. (“Arch”) to form Core, effective January 14, 2025. The proposals required to consummate the merger received the support of more than 99% of the companies’ respective stockholders present and entitled to vote at the stockholder meetings held last week.

Shares of Arch ceased trading prior to market open on January 14, 2025. It is expected that shares of Core will start trading on the New York Stock Exchange under the ticker symbol “CNR” beginning tomorrow, January 15, 2025, and under the ticker symbol “CEIX” until then. Pursuant to the merger agreement, Arch stockholders received 1.326 shares of Core for each issued and outstanding Arch share.

“Today marks a milestone in the proud histories of two great companies,” said Jimmy Brock, Core’s executive chair. “Through this transformational combination, we have created a global leader exceptionally well-positioned to compete and succeed in two significant, high-potential market segments – the global metallurgical and global high-rank thermal coal markets. Through these two core lines of business, the Core team expects to play an essential role in meeting the world’s growing steel, infrastructure, and energy requirements while driving long-term value for its many stakeholders, including stockholders, customers, employees, and the communities in which we live and work.”

“This combination joins two proven leadership teams and best-in-sector operating platforms to create a premier North American coal producer with worldwide reach and world-class mining and logistics capabilities,” said Paul A. Lang, Core’s chief executive officer. “Since the merger’s announcement, the Arch and CONSOL teams have collaborated to lay the foundation for a swift, efficient, and value-creating integration, and we fully intend to hit the ground running in capturing the combination’s substantial synergies and realizing the full potential of the new enterprise. At the same time, we will be building upon the central principles that have served as the bedrock of both Arch’s and CONSOL’s corporate cultures – a deep and unwavering commitment to safety; environmental and social stewardship; integrity; and operational excellence.”

Potential for Expanded Value Creation

Among many projected benefits, we expect Core to boast:

•	Best-in-sector metallurgical and thermal coal operating platforms anchored by world-class, high-quality, low-cost, long-lived longwall coal-mining assets

•	A broad, diverse slate of coal qualities and blends capable of serving multiple growth markets and geographies

•	Industry-leading North American logistics and export capabilities via ownership interests in two East Coast terminals and longstanding relationships with West Coast and Gulf Coast ports

•	A visible revenue stream via a strong contracted thermal coal position, coupled with meaningful upside opportunities via its high-value and more market-exposed metallurgical coal platform

•	Projected substantial adjusted EBITDA and free cash flow generation across a range of market environments

•	Projected operating synergies estimated to deliver $110 million to $140 million of annual cost savings and synergies

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The potential to return significant capital to stockholders while simultaneously making strategic investments in innovation and growth, underpinned by industry-leading cash generation and a strong balance sheet

Significantly Increased Liquidity

In conjunction with the closing of the merger, Core successfully amended and extended the previous CONSOL revolving credit facility (RCF), upsizing the facility commitments to $600 million from the previous $355 million while extending the maturity to April 30, 2029. Based on its asset diversification, synergy potential, and strong balance sheet, Core received exceptionally strong support for the transaction, with participation from 22 banks including nine new lenders. The facility received strong lender support, with 37% of commitments coming from new lenders and 63% from existing lenders. Additionally, Core successfully reduced the annual interest rate by 75 bps while further enhancing financial flexibility.

Core Board and Governance Structure

The Core board of directors is comprised of eight members – four directors formerly on the CONSOL board and four directors formerly on the Arch board. As previously disclosed, Jimmy Brock – the former board chair and chief executive officer of CONSOL – will serve as executive chair of Core’s board, and Paul A. Lang – the former chief executive officer and a board member of Arch – will serve as Core’s chief executive officer and as a member of the Core board. Core’s other directors are as follows:

•	Holly Keller Koeppel (former Arch director)

•	Patrick A. Kriegshauser (former Arch director)

•	Richard A. Navarre (lead independent director and former Arch board chair)

•	Cassandra Pan (former CONSOL director)

•	Valli Perera (former CONSOL director)

•	Joseph P. Platt (former CONSOL director)

Core Officers

Core will be led by a proven and highly experienced leadership team. Along with Messrs. Brock and Lang, Core will be led by the following executives:

•	Mitesh B. Thakkar, President and Chief Financial Officer

•	Robert J. Braithwaite, Jr., Senior Vice President, Marketing and Sales

•	Rosemary L. Klein, Senior Vice President, Chief Legal Officer, and Corporate Secretary

•	Kurt R. Salvatori, Senior Vice President and Chief Administrative Officer

•	George J. Schuller Jr., Senior Vice President and Chief Operating Officer

•	Deck S. Slone, Senior Vice President, Strategy and Public Policy

2025 Operating and Financial Guidance

Core expects to provide guidance on key operating and financial metrics at the time of its fourth quarter earnings release.

About Core

Core Natural Resources is a world-class producer and exporter of high-quality, low-cost coals, including metallurgical and high calorific value thermal coals. The company operates a best-in-sector portfolio, including the Pennsylvania Mining Complex, Leer, Leer South, and West Elk mines. With a focus on seaborne markets, Core plays an essential role in meeting the world’s growing need for steel, infrastructure, and energy, and has ownership interests in two marine export terminals. The company was created in January 2025 via the merger of long-time industry leaders CONSOL Energy and Arch Resources and is based in Canonsburg, Pennsylvania.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect Core’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the merger, including future financial and operating results, Core’s plans, objectives, expectations and intentions, and other statements that are not historical facts, including estimates of coal reserves, estimates of future production, assumptions regarding future coal pricing, planned delivery of coal to markets and the associated costs, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of Core or its subsidiaries may be different from what Core expects; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; changes in coal prices, which may be caused by numerous factors, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; the volatility in commodity and capital equipment prices for coal mining operations; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental and geological risks; mining and operating risks; the risks related to the availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; foreign currency, competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in Core’s business.

All such factors are difficult to predict, are beyond Core’s control, and are subject to additional risks and uncertainties, including those detailed in CONSOL’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Core’s website at www.corenaturalresources.com and on the SEC’s website at http://www.sec.gov and those detailed in Arch’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Core does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Core Natural Resources, Inc. Contacts

Investors

Deck Slone

314-994-2766

Media

Erica Fisher

724-416-8292